UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2020, Innovative Industrial Properties, Inc. (the “Company”) filed Articles of Amendment (“Articles of Amendment”) to the Articles of Amendment and Restatement of the Company with the Maryland State Department of Assessments and Taxation in order to allow both directors and stockholders to amend the Company’s bylaws in accordance with the provisions of the bylaws. The Articles of Amendment were duly approved by the Company’s stockholders at the annual meeting of stockholders held on June 2, 2020 (the “Annual Meeting of Stockholders”) and were effective upon filing. A description of the material terms of the Articles of Amendment can be found in the section of the Definitive Proxy Statement on Schedule 14A filed by the Company on April 17, 2020 entitled “Proposal 3: Amendment to Charter to Provide Stockholders with the Ability to Amend Our Bylaws” and is incorporated by reference into this Current Report on Form 8-K.

In addition, effective upon the filing of the Articles of Amendment on June 3, 2020, the Company adopted amended and restated bylaws of the Company (the “Second Amended and Restated Bylaws”), which allow for the bylaws to be adopted, altered or repealed by the board of directors or by the stockholders of the Company, by the affirmative vote of a majority of the outstanding shares entitled to vote on the matter.

The foregoing summary is qualified in its entirety by reference to the Articles of Amendment and the Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 2, 2020, the Company held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:

Proposal 1: Election of six directors, each to serve until the 2021 annual meeting of stockholders and until his or her successor is duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Alan Gold	8,335,866	472,868	5,357,533
Gary Kreitzer	8,688,727	120,007	5,357,533
Mary Curran	8,759,275	49,459	5,357,533
Scott Shoemaker	8,508,023	300,711	5,357,533
Paul Smithers	8,758,593	50,141	5,357,533
David Stecher	8,758,294	50,440	5,357,533

Proposal 2: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,031,318	77,995	56,954	—

Proposal 3: Approval of Articles of Amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,661,752	102,980	44,002	5,357,533

Proposal 4: Advisory vote on the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,401,721	332,080	74,933	5,357,533

Proposal 5: Advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
4,000,912	156,665	4,600,618	50,539	5,357,533

More than a majority of the votes cast at the Annual Meeting of Stockholders recommended that the Company hold future advisory votes on executive compensation on an annual basis.  In light of these voting results and other factors, the board of directors determined that the Company will hold future advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such votes on executive compensation. The Company is required to hold advisory votes on frequency every six years.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
3.1	Articles of Amendment of Innovative Industrial Properties, Inc.
3.2	Second Amended and Restated Bylaws of Innovative Industrial Properties, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2020	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer